                                                                  EXHIBIT 10.19









===============================================================================





                              MEDUSA SPAR AGREEMENT

                                      AMONG

                  MURPHY EXPLORATION & PRODUCTION COMPANY-USA,

                       CALLON PETROLEUM OPERATING COMPANY

                                       AND

                         OCEANEERING INTERNATIONAL, INC.





===============================================================================

                                TABLE OF CONTENTS

                                                                                   Page
ARTICLE I ORGANIZATION OF MEDUSA SPAR LLC...........................................2
1.1      Medusa Spar LLC............................................................2
1.2      Initial Capital Contributions..............................................2
ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS OF MURPHY AND CALLON...........4
2.1      Representations and Warranties.............................................4
2.2      Covenants..................................................................7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF OII...................................8
3.1      Organization of OII........................................................8
3.2      Authority..................................................................8
3.3      Availability of Funds......................................................9
3.4     Brokers or Finders..........................................................9
ARTICLE IV FINANCING AND OTHER MATTERS..............................................9
4.1     Deemed Value................................................................9
4.2     Commitment for Non-Recourse Financing.......................................9
4.3     Costs Prior to the Closing.................................................10
4.4     BBD Approval...............................................................
4.5     Release of the Bay Lien....................................................
ARTICLE V MEDUSA SPAR OPERATING AND PRODUCTION HANDLING AGREEMENT..................10
5.1      Medusa Spar Operating and Production Handling Agreement...................10
ARTICLE VI CLOSING.................................................................10
6.1      Closing Conditions........................................................10
6.2      Closing...................................................................13
6.3      Medusa Spar Contractors and Suppliers.....................................15
ARTICLE VII SURVIVIAL OR REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...........15
7.1      Survival of Representations and Warranties................................15
7.2      Indemnification by Transaction Parties....................................15
7.3      Matters Involving Third Parties...........................................16
7.4      Limitation on Damages.....................................................17
7.5      Exclusive Remedies........................................................18
ARTICLE VIII GENERAL PROVISIONS....................................................18
8.1      Notices...................................................................18
8.2      Expenses..................................................................19
8.3      Interpretation............................................................19
8.4      Counterparts..............................................................19
8.5      Entire Agreement; Assignment..............................................19
8.6      Severability..............................................................19
8.7      Governing Law; Jurisdiction; Venue........................................20
8.8      Rules of Construction.....................................................20
8.9      Survival..................................................................20
8.10     Medusa JOA................................................................20
8.11     News Releases.............................................................21

                                INDEX OF EXHIBITS

EXHIBIT "A"       Dedicated Blocks
EXHIBIT "B"       Certificate of Formation of Medusa Spar LLC
EXHIBIT "C"       LLC Agreement
EXHIBIT "D"       Murphy Assignment
EXHIBIT "E"       Callon Assignment
EXHIBIT "F"       Callon Third Party Encumbrances
EXHIBIT "G"       Medusa Spar Operating and Production Handling Agreement
EXHIBIT "H"       Form of Certificate from Murphy and Callon as Required by
                  Section 6.1(a) (viii)

                              MEDUSA SPAR AGREEMENT

         THIS MEDUSA SPAR AGREEMENT (this "Agreement") is made and entered into among MURPHY EXPLORATION & PRODUCTION COMPANY-USA, a Delaware corporation ("Murphy"), CALLON PETROLEUM OPERATING COMPANY, a Delaware corporation ("Callon"), and OCEANEERING INTERNATIONAL, INC., a Delaware corporation ("OII"), and shall be effective as of the date (the "Effective Date") on which this Agreement has been fully executed by Murphy, Callon and OII (each a "Party", and hereinafter referred to collectively as the "Parties" or the "Members").

                                    RECITALS

         A. Murphy is the successor owner of certain assets that Murphy acquired from Murphy Exploration & Production Company, a Delaware corporation ("MEPCO"), and as such successor, Murphy is the owner of an undivided 60% interest in that certain truss spar, hull, buoyancy cans, deck, facilities, equipment and moorings located on Mississippi Canyon Block 582, Outer Continental Shelf, Gulf of Mexico, USA (the "Medusa Spar"), being constructed under that certain EPCI contract between J. Ray McDermott, Inc. and MEPCO, dated February 23, 2001, as amended (the "EPCI Contract"), and Callon is the owner of an undivided 15% interest in the Medusa Spar.

         B. British-Borneo Deepwater, LLC ("BBD") is the successor owner of certain assets that BBD acquired from British-Borneo Petroleum, Inc. ("BBP"), and as such successor, BBD owns an undivided 25% interest in the Medusa Spar, and the Medusa Spar is subject to, and is to be operated under, that certain Joint Operating Agreement, dated February 1, 1999, among MEPCO, Callon and BBP (hereinafter referred to as the "Medusa JOA").

         C. Murphy and Callon desire to contribute their collective undivided 75% interest in the Medusa Spar to a new Delaware limited liability company ("Medusa Spar LLC"), and in return for such contribution, acquire a 50% membership interest in Medusa Spar LLC in the proportions of 40% to Murphy and 10% to Callon.

         D. OII desires to make a cash contribution to Medusa Spar LLC as set forth hereinafter, and in return for such contribution, acquire a 50% membership interest in Medusa Spar LLC.

         E. The Parties intend to arrange for non-recourse financing for Medusa Spar LLC (the "Non-Recourse Financing"), in an amount equal to 50% of the Deemed Value (as defined hereinafter).

         F. Murphy, Callon and OII further desire to enter into an agreement with Medusa Spar LLC for, among other things, the operation of the Medusa Spar, and the production and the handling of the production of Murphy and Callon, from those certain Mississippi Canyon Blocks (the "Dedicated Blocks") as listed on Exhibit "A" attached hereto and made a part hereof.

         NOW THEREFORE, in consideration of the covenants, provisions and representations set forth herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                         ORGANIZATION OF MEDUSA SPAR LLC

         1.1  Medusa Spar LLC.

         (a) Not less than five (5) business days prior to the Closing (as defined in Section 6.2 hereinafter), the Parties shall cause the formation of Medusa Spar LLC by filing a certificate of formation (hereinafter referred to as the "LLC Formation Document") with the Secretary of State of the State of Delaware pursuant to the Delaware Limited Liability Company Act. The LLC Formation Document shall be in the form of, and shall contain the terms, conditions and provisions as are more particularly set forth in, Exhibit B attached hereto and is made a part hereof. As used in this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in New Orleans, Louisiana are open for the conduct of a substantial part of their commercial banking business.

         (b) Murphy, Callon and OII shall each be a "Member" of Medusa Spar LLC. OII shall have a membership interest in Medusa Spar LLC of 50%, Murphy shall have a membership interest in Medusa Spar LLC of 40%, and Callon shall have a membership interest in Medusa Spar LLC of 10%.

         (c) At the Closing, the Members shall execute an agreement memorializing the affairs of Medusa Spar LLC and the conduct of its business (the "LLC Agreement"). The LLC Agreement shall be in the form of, and contain the terms, conditions and provisions as are more particularly set forth in, Exhibit C attached hereto and made a part hereof.

         1.2  Initial Capital Contributions.

         (a) At the Closing, each of the Members shall make an initial capital contribution (the "Initial Capital Contribution") to Medusa Spar LLC as follows:

              (i) Murphy shall assign and transfer to Medusa Spar LLC: an undivided sixty percent (60%) ownership in the Medusa Spar, free and clear of any liens, charges or other encumbrances, except for the lien and security interest granted pursuant to
                  Section 6.3 of the Medusa JOA, which assignment (the "Murphy Assignment") shall be in the form of, and contain such terms, conditions and provisions as are more particularly set forth in, Exhibit D attached hereto and made a part hereof;

             (ii) Callon shall assign and transfer to Medusa Spar LLC: an undivided fifteen percent (15%) ownership in the Medusa Spar, free and clear of any liens, charges or other encumbrances, except for (A) the lien and security interest granted pursuant to Section 6.3 of the Medusa JOA, and (B) the Callon Third Party Encumbrances (as defined hereinafter), which assignment (the "Callon Assignment") shall be in the form of, and contain such terms, conditions and provisions as are more particularly set forth in, Exhibit E attached hereto and made a part hereof; and

            (iii) OII shall assign and transfer to Medusa Spar LLC a cash amount (the "OII Initial Capital Cash Contribution") equal to $83,625,000.00, less the sum of (A) 50% of the amount of the Non-Recourse Financing, (B) $120,000.00 incurred by OII for out-of-pocket expenses for due diligence, and (C) $30,000.00 incurred by OII for the fees and costs for independent engineers retained by OII to provide the certification set forth in Section 6.1(a)(vii), as evidenced by applicable documentation that is acceptable to Murphy and Callon in all reasonable respects.

             (iv) Each Member shall contribute its percentage share of the required initial working capital as determined by unanimous vote of the Members.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                              OF MURPHY AND CALLON

         2.1  Representations and Warranties.

         Except as otherwise stated in this Article II, Murphy and Callon hereby respectively represent and warrant, each as to itself, to OII, as of the Effective Date and as of the Closing, that:

         (a) Murphy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Murphy has the power to execute, deliver and perform this Agreement and to own its undivided interest in the Medusa Spar.

         (b) Callon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Callon has the power to execute, deliver and perform this Agreement and to own its undivided interest in the Medusa Spar.

         (c) Each of Murphy and Callon has all requisite authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary formal action on the part of Murphy and Callon. No vote of, or consent by, the holders of any class or series of stock or other equity issued by Murphy or Callon is necessary to authorize the execution and delivery by Murphy or Callon of this Agreement or the consummation by it of the transactions contemplated herein. This Agreement has been duly executed and delivered by Murphy and Callon and constitutes the legal, valid and biding obligation of Murphy and Callon, enforceable against each such Party in accordance with its terms, except as the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and
              (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (d) Neither Murphy nor Callon nor any of its subsidiaries has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or entity to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated in this Agreement, except for any fees associated with the Non-Recourse Financing.

         (e) Murphy and Callon, each as to its own interest, have valid and merchantable title in and to an undivided seventy-five percent (75%) ownership interest in and to the Medusa Spar (the "Murphy/Callon Spar Interest").

         (f) The Murphy/Callon Spar Interest is free and clear of any liens, charges or other encumbrances of any kind whatsoever, other than
              (i) the liens and security interests granted by Murphy and Callon pursuant to Section 6.3 of the Medusa JOA, (ii) the lien and privilege being claimed by Berry Contracting, LP d/b/a Bay Ltd. which is more particularly described in (A) that certain Statement of Privilege recorded in the records of Plaquemines Parish, Louisiana, in MOB 370, page 228, under Entry No. 03004606, as amended by that certain Amendment to Statement of Privilege recorded in the records of Plaquemines Parish, Louisiana, in MOB 372, page 531, under Entry No. 03005125, (B) that certain UCC-1 financing statement filed in the UCC records of Plaquemines Parish, Louisiana, under Original File No. 38-03-532, as amended,
              (C) that certain UCC-1 financing statement filed with the Delaware Department of State, UCC Filing Section, under Initial Filing Number 3164184 7, as amended, and (D) that certain Statement of Privilege and UCC-1 financing statement filed with the Minerals Management Service on June 27, 2003, as amended (the "Bay Lien"), which Bay Lien will be released on or before August 29, 2003, and
              (iii) the liens and security interests granted by Callon (the "Callon Third Party Encumbrances") disclosed on Exhibit "F" attached hereto and made a part hereof, which Callon Third Party Encumbrances burdening Callon's undivided fifteen percent (15%) ownership interest in and to the Medusa Spar and the right to dedicate Callon's working interest production from the Dedicated Blocks for handling on the Medusa Spar will be released or subordinated at or prior to the Closing.

         (g) The Medusa Spar and production risers have been operated and maintained by Murphy on behalf of the working interest owners under the Medusa JOA in a safe and workmanlike manner in accordance with all applicable laws and regulations and the generally accepted standards of petroleum industry practices for a prudent operator.

         (h) The installation of the export pipelines attached to the Medusa Spar has been completed and, to the best of Murphy's and Callon's knowledge, have been operated and maintained by Shell Pipeline Company LP and VK Deepwater Gathering Company LLC in a safe and workmanlike manner in accordance with all applicable laws and regulations and the generally accepted standards of petroleum industry practices for a prudent operator. As used in this Agreement, "knowledge" means the actual (and not constructive or imputed) knowledge of an officer of Murphy or Callon, as the case may be.

         (i) Murphy has obtained and maintained in force and effect all licenses, permits, franchises, consents, privileges and other authorizations issued by any government or authority having jurisdiction related to the ownership and operation of the Medusa Spar.

         (j) Murphy, as operator under the Medusa JOA, represents that, except for the amount being claimed with respect to the Bay Lien, all amounts due and payable to manufacturers, suppliers or contractors that constructed, equipped or installed the Medusa Spar or that otherwise provided goods, supplies or services in relation to the Medusa Spar have been paid.

         (k) Murphy and Callon have provided to OII all material documents, contracts and agreements relating to the transfer of the Murphy/Callon Spar Interest.

         (l) All obligations or requirements under the Medusa JOA or any other applicable agreement or document have been satisfied in order to mortgage, pledge or otherwise encumber the Murphy/Callon Spar Interest.

         (m) Murphy and Callon has each paid as due all charges authorized under the Medusa JOA, and Murphy and Callon, each as to itself, has not received a notice that it is in default for non-payment of any such charges pursuant to Section 6.4 of the Medusa JOA.

         (n) Murphy, as operator under the Medusa JOA, has paid as due (a) rentals, royalties and other fees as required under Section 19.2 of the Medusa JOA, and (b) taxes and assessments as required under
              Article 20 of the Medusa JOA and Callon, as non-operator has paid any such charge that has been billed pursuant to the Medusa JOA.

         (o) Except for (i) the liens and security interests granted by Murphy and Callon pursuant to Section 6.3 of the Medusa JOA, (ii) the Callon Third Party Encumbrances, (iii) the Bay Lien, which will be released on or before August 29, 2003, and (iv) the Non-Recourse Financing contemplated in this Agreement, neither Murphy nor Callon shall have allowed any lien, charge or other encumbrance to attach to or burden its interest under the Medusa JOA, its working interests in the Dedicated Blocks, or its share of hydrocarbon production from the Dedicated Blocks.

         (p) Neither Murphy nor Callon shall have (i) assigned, or otherwise transferred, all or any portion of its rights or obligations under the Medusa JOA, (ii) made a non-consent election under the Medusa JOA that would reduce its interest or rights in or to the Medusa Spar, (iii) proposed or elected to withdraw from the Medusa JOA, or (iv) made any dedication of the reserves in and under the

              Dedicated Blocks to any processing agreement other than those agreements contemplated herein.

         (q) Except for the Bay Lien, which will be released on or before August 29, 2003, there are no claims, demands, litigation, arbitrations, or other proceedings on-going, pending or threatened in writing in relation to the Dedicated Blocks.

         (r) The Medusa JOA is in full force and effect. Except for the Bay Lien, which will be released on or before August 29, 2003, there are no claims, demands, litigation, arbitrations, or other proceedings on-going, pending or threatened in writing in relation to the Medusa JOA or the Medusa Spar.

         (s) The Medusa Spar does not constitute "qualified property" within the meaning of Section 168(k)(2) of the United States Internal Revenue Code.

         (t) Except for the representations and warranties expressly contained in this Article II, neither Murphy nor Callon nor any other person or entity acting on behalf of Murphy or Callon makes any representation or warranty, express or implied.

2.2      Covenants.

         Prior to the Closing:


         (a) Murphy and Callon shall use their good faith efforts to obtain the right to provide OII promptly after provision or receipt, but without duplication, with a copy of any proposal or notice of any type, including, without limitation, AFEs, Plans and Budgets, given or received pursuant to the Medusa JOA that relates to or may affect, directly or indirectly, the ownership, operation, use or condition of the Medusa Spar or that relates to or may affect, directly or indirectly, Murphy's or Callon's rights in or to the Medusa Spar.

         (b) Prior to casting a vote, making an election, granting or withholding approval, or otherwise taking any action pursuant to the Medusa JOA which relates to or may affect, directly or indirectly, the ownership, operation, use or condition of the Medusa Spar or that relate to or may affect, directly or indirectly, Murphy's or Callon's rights in or to the Medusa Spar, Murphy and Callon shall each consult with OII.

         (c) Murphy and Callon shall each use its commercially reasonable efforts not to take any action that would have a direct adverse effect on the ownership, operation, use or condition of the Medusa

              Spar, other than such actions relating to human health, safety, the environment or otherwise that would be taken by a prudent operator under generally accepted standards of petroleum industry practices.

         (d) Murphy and Callon shall, but without duplication, promptly notify OII of all material developments related to the Medusa Spar. As used in this Section 2.2 (d), "material" means one or more events, occurrences, changes or effects which, individually or in the aggregate, has had or could be reasonably expected to have an adverse effect or impact on any Party's ability to consummate the transactions contemplated by this Agreement, in accordance with the terms of this Agreement.

         (e) Murphy and Callon shall, but without duplication, promptly notify OII of any on-going, pending or threatened claim, demand, litigation, arbitration or other proceeding related to the federal oil and gas leases covered by the Medusa JOA, the Medusa JOA, or the Medusa Spar.

         (f) Murphy, Callon and OII shall each execute and deliver at the Closing such documents as may be required by lenders in order to obtain the Non-Recourse Financing.

         (g) Murphy and Callon shall obtain the release of the Bay Lien on or before August 29, 2003.

         (h) Murphy and Callon shall each use its reasonable efforts to obtain on or before August 29, 2003, a written amendment to the Medusa JOA, signed by Murphy, Callon and BBD, and approved by OII, evidencing to the reasonable satisfaction of all Parties hereto, BBD's approval of the transactions contemplated by this Agreement (the "BBD Approval").

         (i) Neither Murphy or Callon shall claim (directly or indirectly) any additional allowance for depreciation under Section 168(k) of the United States Internal Revenue Code with respect to the Medusa Spar.

         (j) Murphy and Callon shall each cause its representations and warranties to be true, correct and accurate in all respects as of the Closing, and neither shall take any action that would cause a representation and warranty to be untrue, incorrect or inaccurate.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF OII

                  OII represents and warrants to Murphy and Callon, as of the Effective Date and as of the Closing, that:

         3.1  Organization of OII.

         OII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OII has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

         3.2 Authority.

         OII has all requisite authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary formal action on the part of OII. No vote of, or consent by, the holders of any class or series of stock or other equity issued by OII is necessary to authorize the execution and delivery by OII of this Agreement or the consummation by it of the transactions contemplated herein. This Agreement has been duly executed and delivered by OII and constitutes the legal, valid and binding obligation of OII, enforceable against OII in accordance with its terms, except as the enforcement hereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3.3 Availability of Funds.

         OII currently has access to sufficient immediately available funds in cash or cash equivalents and will at the Closing have sufficient immediately available funds, in cash, to pay the OII Initial Capital Cash Contribution and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated in this Agreement.

         3.4 Brokers or Finders.

         Neither OII nor any of its subsidiaries has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or entity to any broker's or finder's fee or any other commission or similar fee (collectively, "Commissions") in connection with any of the transactions contemplated in this Agreement other than Convergent Energy Group LLC (hereinafter referred to as "OII's Broker") which has heretofore acted, and shall hereafter continue to act, for and on behalf of OII. OII represents and warrants to Murphy and Callon that there will be no Commissions payable by Murphy and/or Callon in connection with this Agreement or any of the transactions contemplated by this Agreement by reason of any dealings, negotiations or communications with OII's Broker.

                                   ARTICLE IV

                           FINANCING AND OTHER MATTERS

         4.1 Deemed Value.

         As used in this Agreement, the term "Deemed Value" shall mean $167,250,000.00.

         4.2 Commitment for Non-Recourse Financing.

         The Parties intend to obtain the Non-Recourse Financing for Medusa Spar LLC in an amount equal to 50% of Deemed Value. Collateral for the Non-Recourse Financing may include a security interest in the Parties' interests in Medusa Spar LLC, as well as accounts receivable, contracts, cash accounts, guarantees, insurances, pledges and cash flows of Medusa Spar LLC. The terms and conditions of the Non-Recourse Financing shall require the unanimous approval by all of the Parties. Should the Parties, despite the good-faith efforts of the Parties, be unable to obtain a written commitment letter (or similar document) for the Non-Recourse Financing by not later than September 30, 2003, then any Party may terminate this Agreement by providing written notice thereof to the other Parties, but only if the Party wishing to terminate this Agreement is not in material breach of this Agreement, and upon such termination, the Parties hereto shall have no further obligation or liability to each other hereunder. If the commitment letter (or similar document) for the Non-Recourse Financing is not obtained because of a Party's material breach of this Agreement, the other Parties shall be entitled to all remedies which they may have at law or in equity.

         4.3 Costs Prior to the Closing.

         Murphy and Callon will be responsible for the payment of all costs incurred in connection with their combined undivided 75% interest in the Medusa Spar prior to the Closing.

         4.4 BBD Approval.

         If the BBD Approval is not obtained on or before August 29, 2003, then any Party may terminate this Agreement by providing written notice thereof to the other Parties, but only if the Party wishing to terminate this Agreement is not in material breach of this Agreement.

         4.5 Release of the Bay Lien.

         If the Bay Lien is not released on or before August 29, 2003, then any Party may terminate this Agreement by providing written notice thereof to the other Parties, but only if the Party wishing to terminate this Agreement is not in material breach of this Agreement.

                                   ARTICLE V

             MEDUSA SPAR OPERATING AND PRODUCTION HANDLING AGREEMENT

         5.1 Medusa Spar Operating and Production Handling Agreement.

         At the Closing, Murphy, Callon, OII and Medusa Spar LLC will enter into an agreement pursuant to which, among other things: (i) the Parties will agree on the manner in which the rights and obligations under the Medusa JOA related to the Medusa Spar will be exercised and fulfilled, (ii) Murphy will operate the Medusa Spar, (iii) Murphy and Callon will dedicate for handling on the Medusa Spar, and Medusa Spar LLC will handle, the production of Murphy and Callon from the Dedicated Blocks as listed on Exhibit "A" attached hereto, and (iv) Medusa Spar LLC may handle on the Medusa Spar third party production (the "Medusa Spar Operating and Production Handling Agreement"). The Medusa Spar Operating and Production Handling Agreement shall be in the form of Exhibit G attached hereto and made a part hereof.

                                   ARTICLE VI

                                     CLOSING

         6.1 Closing Conditions.

         (a) As used in this Agreement, the term "Closing Conditions Satisfaction Date" shall mean the first date on which all of the following conditions have been satisfied:

              (i) the EPCI Contract shall have been completed, or substantially completed, as the case may be, and Murphy and Callon shall have either finally accepted the Medusa Spar and production risers from the applicable contractors, or, in the case of such substantial completion, such final acceptance shall be conditioned on the completion of minor or inconsequential matters that remain to be finished, and/or the correction of minor defects or errors in the work on the Medusa Spar that need to be remedied;

             (ii) the export pipelines from the Medusa Spar shall have been accepted and placed in operation by Shell Oil Pipeline LC and VK Deepwater Gathering Company LLC ;

            (iii) all permits and authorizations required for the operation of the Medusa Spar, production risers and pipelines shall have been obtained;

             (iv) Murphy and Callon shall have conducted production operations through the Medusa Spar for a period of not less than ten (10) days after the first date of such production operations without significant interruption or underperformance due to equipment problems;

              (v) no material default by Murphy, Callon or OII shall have occurred and be continuing under (a) this Agreement, (b) any lease or operating agreement for any of the Dedicated Blocks listed on Exhibit "A" or (c) any construction or installation contract for the construction or installation of the Medusa Spar, production risers, or related export pipelines;

             (vi) there are no claims, demands, litigation, arbitrations, or other proceedings on-going, pending or threatened in writing in relation to the transactions contemplated by this Agreement;

            (vii) Medusa Spar LLC shall have received a certification from independent engineers retained by OII that the matters described in items (i) through (iv) and (v) (c) above have occurred, unless waived by OII;

           (viii) Medusa Spar LLC shall have received a certification from Murphy and Callon that the conditions described in items (i) through (vi) have occurred, which certification shall be in the form of, and shall contain such terms, conditions and provisions as are more particularly set forth in, Exhibit H attached hereto and made a part hereof;

             (ix) Murphy, Callon and OII and/or Medusa Spar LLC shall have entered into a credit agreement (or similar financing document) for the Non-Recourse Financing;

              (x) the leases for the Dedicated Blocks shall be in full force and effect;

             (xi) the Callon Third Party Encumbrances shall have been released or subordinated as represented in Section 2.1(f).

         Each Party shall use commercially reasonable efforts to cause the conditions set out above to be satisfied in an expeditious manner, and no Party shall take any action that would cause the conditions not to be satisfied.

         (b)  In addition to the satisfaction of the conditions set out in
              Section 6.1(a), the obligation of OII to proceed with Closing is subject to the satisfaction at or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by OII:

              (i) Murphy and Callon shall each have complied in all respects with each of its covenants contained in this Agreement, and each representation and warranty contained in Section 2.1 shall be true, correct and accurate;

             (ii) OII shall have received a certificate, dated as of Closing, of an officer of each of Murphy and Callon certifying as to the matters specified in Section 6.1(b)(i);

            (iii) the matters set out in Section 6.2(b) shall have occurred;

             (iv) the Bay Lien shall have been released; and

              (v) the BBD Approval shall have been obtained.

         (c)  In addition to the satisfaction of the conditions set out in
              Section 6.1(a), the obligation of each of Murphy and Callon to proceed with Closing is subject to the satisfaction at or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by Murphy or Callon:

              (i) OII shall have complied in all respects with each of its covenants contained in this Agreement, and each representation and warranty of OII contained in Section 3.1 shall be true, correct and accurate;

             (ii) Murphy and Callon shall each have received a certificate, dated as of Closing, of an officer of

                  OII certifying as to the matters specified in Section
                  6.1(c)(i);

            (iii) the matters set out in Section 6.2(b) shall have occurred;

             (iv) the Bay Lien shall have been released; and

              (v) the BBD Approval shall have been obtained.

         (d) To the extent that a matter set out in Section 6.2(b) is within the control of OII, and neither Murphy or Callon is in breach of this Agreement and both are ready, willing and able to perform, OII shall use its best efforts to cause the matter to occur. To the extent that a matter set out in Section 6.2(b) is within the control of Murphy or Callon, and OII is not in breach of this Agreement and is ready, willing and able to perform, Murphy and Callon shall each use its best efforts to make the matter occur.

         6.2  Closing.

         (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on a date that is not later than the fifth (5th) business day after the Closing Conditions Satisfaction Date. The Closing shall be held at such location, and on such date (the "Closing Date"), as may be specified by written notice from Murphy to Callon and OII not less than three (3) days prior to the Closing Date. If Closing has not occurred on or before December 15, 2003 despite the good-faith efforts of the Parties, any Party may terminate this Agreement by providing written notice thereof to the other Parties, but only if the Party wishing to terminate this Agreement is not in material breach of this Agreement. If the Closing does not occur because of a Party's material breach of this Agreement or because of a Party's failure or refusal to close that is not permitted by the terms of this Agreement, the other Parties shall be entitled to all remedies which they may have at law or in equity.

         (b)  On the Closing Date, the Closing shall take place as follows:

              (i) Murphy, Callon and OII shall execute the LLC Agreement and, by virtue of the execution of the Murphy Assignment by Murphy and the Callon Assignment by Callon, Murphy and Callon shall make their respective Initial Capital Contributions to Medusa Spar LLC as set forth in Section 1.2(a) (i) and (ii) above;

             (ii) OII shall pay to Medusa Spar LLC the OII Initial Capital Cash
                  Contribution as specified in Section 1.2 (a)(iii) above;

            (iii) Murphy, Callon and OII shall execute and/or deliver such documents as may be required to obtain the Non-Recourse Financing;

             (iv) the Non-Recourse Financing shall fund;

              (v) Murphy, Callon, OII and Medusa Spar LLC shall execute the
                  Medusa Spar Operating and Production Handling Agreement; and

             (vi) Medusa Spar LLC will distribute the sum of the OII Initial
                  Capital Cash Contribution and the funds received from the Non-Recourse Financing to Murphy and Callon in the respective proportions of 80% and 20%.

         (c) At the Closing, Murphy and Callon shall each deliver to OII:

              (i) a Secretary's Certificate or Assistant Secretary's Certificate
                  certifying as to the due authorization of the signatory to the documents signed at the Closing; and

             (ii) the certificate contemplated by Section 6.1(b)(ii).

         (d) At the Closing, OII shall deliver to each of Murphy and Callon:

              (i) a Secretary's Certificate or Assistant Secretary's Certificate
                  certifying as to the due authorization of the signatory to the documents signed at the Closing; and

             (ii) the certificate contemplated by Section 6.1(c)(ii).

         6.3 Medusa Spar Contractors and Suppliers.

         Any amounts payable to manufacturers, suppliers or contractors that constructed, equipped or installed the Medusa Spar or that otherwise provided goods, supplies or services in relation to the Medusa Spar shall remain the responsibility of Murphy and Callon and shall be paid by Murphy and Callon when due, provided that, subject to Sections 2.2(g), 4.5, 6.1(b)(iv) and 6.1(c)(iv), the amount being claimed with respect to the Bay Lien shall not be paid until the amount in dispute has been resolved to the satisfaction of all parties having an interest in such dispute, including, without limitation, Murphy and Callon. Murphy and Callon will provide evidence satisfactory to OII of full payment of all such amounts.

                                  ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         7.1 Survival of Representations and Warranties.

         All of the Parties' representations, warranties, covenants, and agreements in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing of the transactions contemplated in this Agreement.

         7.2 Indemnification by Transaction Parties.

         Each of the Parties (a "Transaction Indemnifying Party") shall reimburse, indemnify, defend and hold harmless the other Parties from and against any and all claims, demands, lawsuits, liabilities, judgments, damages, awards, fines, costs, expenses, fees, penalties, deficiencies, losses, amounts paid or incurred in defense and/or settlement and related expenses, including without limitation interest, court and other legal proceeding costs, reasonable fees of attorneys, accountants, and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (collectively, "Losses") incurred by each of the other Parties, and its and their officers, directors, employees, and agents (a "Transaction Indemnified Party"), in each case net of insurance proceeds if and when received by such Transaction Indemnified Party in connection with such Losses, directly or indirectly as a result of any of the following events (an "Indemnification Event"):

         (a) any inaccuracy in, or breach of, a representation or warranty of the Transaction Indemnifying Party contained herein (or in any certificate or instrument delivered by the Transaction Indemnifying Party pursuant to this Agreement);

         (b) any failure by the Transaction Indemnifying Party to perform or comply with any of its covenants or agreements contained herein; and/or

         (c) third party claims related to ownership, operation, use, or condition of the Medusa Spar prior to Closing, regardless of when any such claim arises, in which case Murphy and Callon shall each be a Transaction Indemnifying Party, and Medusa Spar LLC and OII, and its and their officers, directors, employees and agents, shall be the Transaction Indemnified Party;

provided, however, that no indemnification shall be owed by a Transaction Indemnifying Party to a Transaction Indemnified Party under this Section 7.2, and no amount of indemnity shall be payable by a Transaction Indemnifying Party in the case of a claim by any Transaction Indemnified Party under this Section 7.2, unless and until an Indemnified Event has occurred and is continuing for a period of thirty (30) business days after written notice thereof given by the Transaction Indemnified Party to the Transaction Indemnifying Party in accordance with Section 8.1 of this Agreement.

         7.3 Matters Involving Third Parties.

         (a) If any third party shall notify any Party entitled to indemnification under Section 7.2 (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party hereto (the "Indemnifying Party") under this Article VII, then the Indemnified Party shall promptly notify (and in any event by the sooner to occur of (i) 10 days after receipt of notice by it, and (ii) five days prior to the date a responsive pleading is due (which notification shall be made by either facsimile or overnight delivery pursuant to Section 8.1 hereof) each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party promptly notifies the Indemnified Party in writing that the Indemnifying Party will indemnify the Indemnified Party, to the extent indemnification is provided for under Section 7.2, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless a written agreement is obtained releasing the Indemnified Party from all liability thereunder,
              (iv) the Indemnifying Party will
              not consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim, which involves an injunction or other equitable relief, without the consent of the Indemnified Party, which consent will not be unreasonably withheld, and (v) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim which will, in the good faith judgment of the Indemnified Party, likely establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party.

         (d) In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), provided that the Third Party Claim is subject to indemnification under Section 7.2 and (iii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may incur to the extent provided in Section 7.2.

         7.4  Limitation on Damages.

         Except for such damages that must be paid by an Indemnified Party to a third party, no Party shall be entitled to indemnification under this Article VII for incidental, indirect, consequential, exemplary or punitive damages; provided, however that it is understood and agreed that diminution in value of the Medusa Spar shall constitute actual damages.

         7.5 Exclusive Remedies.

         The remedies provided in this Article VII constitute the sole and exclusive remedies available to each of the Parties for recoveries against the other Parties for breaches or failures to comply with or non-fulfillments of the representations, warranties, covenants and agreements of this Agreement or in any certificate or document furnished to any of the Parties by any other Party pursuant to this Agreement except that nothing in this Agreement shall limit the right of a Party to pursue any appropriate remedy at equity, including specific performance for breach of any of the covenants of any other Party contained herein or rescission based upon allegations of fraud or willful misconduct in connection with this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1      Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand, or when sent by electronic facsimile transmission (with acknowledgement of complete transmission), or on the first business day after delivery to any overnight commercial delivery service, freight prepaid, or fourteen (14) days after being mailed by registered or certified mail (return receipt requested), postage prepaid, and addressed to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

         (a) if to Murphy, to:

         Murphy Exploration & Production Company-USA
         131 South Robertson, New Orleans, LA 70112
         Attention: Steve Jones, General Manager-Land
         Facsimile: 504-561-2551

         (b) if to Callon, to:

         Callon Petroleum Operating Company
         200 North Canal Street, Natchez, MS 39120
         Attention: Dee A. Newman, Land Manager
         Facsimile: 601-446-1362

         (c) if to OII, to

         Oceaneering International, Inc.
         11911 FM 529, Houston, TX 77041-3011
         Attention: Fred E. Shumaker, Vice President and General Manager-MOPS
         Facsimile: 713-329-4825

         8.2 Expenses.

         In the event the transactions contemplated in this Agreement are not consummated, all fees and expenses incurred in connection with the transactions contemplated in this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a Party in connection with the negotiation and implementation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective Party incurring such fees and expenses, provided, however, that in the event the transactions contemplated by this Agreement are not consummated as a result of the willful misconduct of any of the Parties (which willful misconduct shall not include failure of a condition to be satisfied where such Party has used reasonable commercial efforts to satisfy such condition), and in addition to all other remedies at law and in equity, then the Party who has committed such willful misconduct will reimburse to the other Parties all such hird Party Expenses incurred in connection with such transactions immediately upon demand therefor.

         8.3 Interpretation.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term "Person" means any individual, corporation, partnership, association, trust, limited liability company or partnership, unincorporated organization, joint venture, other legal entity or group.

         8.4 Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

         8.5 Entire Agreement; Assignment.

         This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the Parties hereto referenced herein:
(a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements (including that certain Medusa Spar Ownership and Operation Letter of Intent, dated April 29, 2003, as amended, among Murphy, Callon and OII) and understandings, both written and oral, among the Parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, or with the written consent of each of the other Parties hereto.

         8.6 Severability.

         In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 Governing Law; Jurisdiction; Venue.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana excluding any provisions of Louisiana conflicts of law which would require application of the substantive laws of another jurisdiction. Such law shall govern the validity, interpretation, performance and breach of this Agreement. The Parties agree that any action, proceeding or suit seeking to enforce any provision of, or based on any rights of the Parties arising out of, this Agreement shall be brought in the Courts of the State of Louisiana, and further agree the United States District Court for the Eastern District of Louisiana shall have exclusive jurisdiction to hear and determine any suit to enforce the rights of the Parties under this Agreement. Each of the Parties consents to the jurisdiction of such court (and of the appropriate Appellate Courts), in an any such action, claim or proceeding and waives any objection to venue. Each of the Parties further agrees that process may be served upon them in any manner authorized by the laws of the State of Louisiana for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue and such process. Further, in the event jurisdiction is denied in the United States District Court for the Eastern District of Louisiana, the Parties agree that any action, proceeding or suit may be brought against any of the Parties in the 24th Judicial District Court for the Parish of Jefferson, State of Louisiana, and each of the Parties consents to the jurisdiction of such Court (and of the appropriate Appellate Courts) in any such action or proceeding and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue.

         8.8 Rules of Construction.

         The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

         8.9 Survival.

         Articles VII and VIII shall survive termination of this Agreement.

         8.10 Medusa JOA.

         Each of the Parties hereto recognize that the Medusa Spar is subject to, and is operated under the Medusa JOA. If any of the terms, conditions or provisions in this Agreement, or in any document or agreement executed pursuant to this Agreement, conflicts with any of the terms, conditions or provisions of the Medusa JOA as they affect a working interest owner under the Medusa JOA that is not a Party to this Agreement, the terms, conditions and provisions of the Medusa JOA shall be controlling in application to such working interest owner.

         8.11 News Releases.

         The Parties hereto shall use reasonable efforts to unanimously agree upon the timing and content of releases to the news media covering the signing of this Agreement and/or the occurrence of the Closing. However, in the event the Parties cannot unanimously agree upon either the timing and/or the content of the news release within two (2) business days of such proposed news release, then the Party proposing such news release shall be entitled to issue the news release as so proposed.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Murphy has caused this Agreement to be signed by its duly authorized officer, on the date set forth below, to be effective as of the Effective Date.

                               MURPHY EXPLORATION & PRODUCTION COMPANY-USA



                               BY:
                                   --------------------------------------------
                                   NAME:
                                   TITLE:


                                   DATE:
                                         --------------------------------------

IN WITNESS WHEREOF, Callon has caused this Agreement to be signed by its duly authorized officer, on the date set forth below, to be effective as of the Effective Date.

                               CALLON PETROLEUM OPERATING COMPANY



                               BY:
                                   --------------------------------------------
                                   NAME:  DENNIS W. CHRISTIAN
                                   TITLE: CHIEF OPERATING OFFICER

                                   DATE:  AUGUST 7, 2003

IN WITNESS WHEREOF, OII has caused this Agreement to be signed by its duly authorized officer, on the date set forth below, to be effective as of the Effective Date.

                             OCEANEERING INTERNATIONAL, INC.



                             BY:
                                 ----------------------------------------------
                                 NAME: T. JAY COLLINS
                                 TITLE:  PRESIDENT AND CHIEF OPERATING OFFICER


                                 Date:
                                       ----------------------------------------